UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2011

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of WellCare Health Plans, Inc. (the “Company”) determined bonuses under the Company’s annual cash bonus plan for 2010 of $1,015,625 for Alec Cunningham, the Company’s Chief Executive Officer; $546,250 for Thomas L. Tran, the Company’s Senior Vice President and Chief Financial Officer; and $320,000 for Scott D. Law, the Company’s Senior Vice President, Health Care Delivery.  These bonuses are expected to be paid on March 4, 2011.

The Committee also approved increases to base salary for Mr. Cunningham from $650,000 to $800,000 and for Mr. Tran from $475,000 to $500,000, each effective as of February 13, 2011.  For 2011, Mr. Cunningham’s short-term and long-term incentive targets will remain as 125% and 300%, respectively, but will be applied to his new annual base salary.  Mr. Tran’s short-term and long-term incentive targets will remain as 100% and 150%, respectively, but will be applied to his new annual base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2011	WELLCARE HEALTH PLANS, INC. /s/ Timothy S. Susanin
Timothy S. Susanin Senior Vice President, General Counsel and Secretary